Exhibit 99.1

PRESS RELEASE For Immediate Release

Monolithic Power Systems, Inc.

6409 Guadalupe Mines Road

San Jose, CA 95120 USA

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems Announces Record Third

Quarter Revenue and Net Income Results

SAN JOSE, Calif. October 23, 2008—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the three and nine months ended September 30, 2008.

The results for the quarter ended September 30, 2008 are as follows:

•	Net revenues of $48.9 million, up 21.7% from $40.2 million in the third quarter of 2007 and up 17.8% sequentially from $41.5 million in the second quarter of 2008

•	Gross margin of 62.8%, compared to 63.5% in the third quarter of 2007 and 63.0% in the second quarter of 2008

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GAAP operating expenses of $20.1 million, including $19.0 million for research and development and selling, general and administrative expenses, which includes $3.3 million for stock-based compensation, and $1.1 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $16.8 million, excluding $3.3 million for stock-based compensation

•	GAAP net income of $10.5 million, with GAAP EPS of $0.29 per diluted share

•	Non-GAAP(1) net income of $12.1 million, or $0.33 per diluted share, excluding stock-based compensation and related tax effects

The results for the nine months ended September 30, 2008 are as follows:

•	Net revenues of $125.8 million, compared to $95.5 million for the nine months ended September 30, 2007, an increase of 31.7%

•	Gross margin of 62.9%, compared to 63.5% for the nine months ended September 30, 2007

•

GAAP operating expenses of $58.9 million, including $52.8 million for research and development and selling, general and administrative expenses, which includes $9.2 million for stock-based compensation and $6.1 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $49.7 million, excluding $9.2 million for stock-based compensation

•	GAAP net income of $21.0 million, with GAAP EPS of $0.58 per diluted share

•	Non-GAAP(1) net income of $26.9 million, or $0.74 per diluted share, excluding stock-based compensation and related tax effects

“MPS saw very strong results this quarter, particularly in our DC to DC product segment,” said Michael Hsing, chief executive officer and founder of MPS. “We are well-positioned to continue to capture opportunities in this market with our tremendous slate of new products. As our revenue approached $50M this quarter, MPS is becoming a major player in the Power Management segment of the analog semiconductor market.”

“While MPS has been doing well and we continue to deliver innovative products, we recognize that the last few weeks have seen a deterioration in general demand for electronic products, as a result of the worldwide financial crisis and associated macro-economic slowdown. Despite excellent execution, MPS is affected by the current economic crisis. For the fourth quarter of 2008, our normal seasonality in the consumer segment typically means that the fourth quarter is somewhat down sequentially from the third quarter. We have noticed some cancelations and delays in new projects. On the other hand, we also see many of our new products starting to ramp up to volume production. Therefore, our fourth quarter revenue is very uncertain compared with prior years. Our fourth quarter revenue guidance is in a wider range of 39 to 43 million dollars” said Mr. Hsing.

Business Outlook

The following are MPS’ financial targets for the fourth quarter ending December 31, 2008:

•	Revenues in the range of $39.0 million to $43.0 million

•	Gross margin in the mid to upper end of the company’s target range of 60% to 63%

•

Research and development and selling, general and administrative expenses between $18.6 million and $19.6 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $15.2 million and $15.8 million. This excludes an estimate of stock-based compensation expense in the range of $3.4 million to $3.8 million

•	Litigation expense in the range of $0.7 million to $1.0 million

(1)

Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter and nine months ended September 30, 2008 and 2007 excludes the effect of stock-based compensation expense and a patent litigation settlement amount and their related tax effects. Non-GAAP operating expenses for the quarter and nine months ended September 30, 2008 and 2007 exclude the effect of stock-based compensation expense and a patent litigation settlement amount, and include a reversal of our lease write-off that was recorded previously. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense and related tax effects. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its three and nine months ended September 30, 2008 results at 2:00 p.m. PT / 5:00 p.m. ET today, October 23, 2008. To access the conference call and following replay, go to http://ir.monolithicpower.com and click the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 46174185. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the three months ending December 31, 2008, our positioning to capture opportunities in the market in which we operate and volume production ramp up of certain products. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on July 31, 2008.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(Unaudited, in thousands, except par value)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$75,917	$83,114
Short-term investments	8,711	27,765
Accounts receivable, net of allowances of $0 in 2008 and $227 in 2007	18,781	8,239
Inventories	22,305	17,487
Deferred income tax asset—current	76	72
Prepaid expenses and other current assets	3,840	4,733
Restricted assets	13,512	7,350

Total current assets	143,142	148,760

Property and equipment, net	14,474	14,175
Long-term investments	36,825	—
Deferred income tax asset—long term	776	776
Other assets	598	539
Restricted assets	7	8,340

Total assets	$195,822	$172,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,155	$6,154
Accrued compensation and related benefits	6,377	8,299
Accrued liabilities	14,150	14,959

Total current liabilities	28,682	29,412

Deferred rent and other liabilities	38	323
Non-current income tax liability	5,316	5,318

Total liabilities	34,036	35,053

Stockholders’ equity:
Common stock, $0.001 par value, $34 and $33 in 2008 and 2007, respectively; shares authorized: 150,000,000; shares issued and outstanding: 33,927,788 and 33,454,595 in 2008 and 2007, respectively	148,353	143,890
Deferred stock compensation	—	(3)
Retained earnings (accumulated deficit)	14,178	(6,815)
Accumulated other comprehensive income (loss)	(745)	465

Total stockholders’ equity	161,786	137,537

Total liabilities and stockholders’ equity	$195,822	$172,590

Consolidated Income Statement

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007 (as restated, see Note 10)	September 30, 2008	September 30, 2007 (as restated, see Note 10)
Revenue	$48,891	$40,188	$125,802	$95,517
Cost of revenue*	18,201	14,662	46,620	34,873

Gross profit	30,690	25,526	79,182	60,644

Operating expenses:
Research and development*	9,420	7,489	25,594	19,849
Selling, general and administrative*	9,560	8,071	27,200	21,387
Lease abandonment	—	—	—	(496)
Patent litigation settlement	—	—	—	9,800
Provision for litigation expense	1,090	1,452	6,120	8,327

Total operating expenses	20,070	17,012	58,914	58,867

Income from operations	10,620	8,514	20,268	1,777
Other income (expense):
Interest and other income	684	1,223	2,928	3,399
Interest and other expense	(389)	8	(507)	(21)

Total other income, net	295	1,231	2,421	3,378

Income before income taxes	10,915	9,745	22,689	5,155
Income tax provision	458	752	1,697	2,857

Net income	$10,457	$8,993	$20,992	$2,298

Basic net income per share	$0.31	$0.28	$0.63	$0.07

Diluted net income per share	$0.29	$0.25	$0.58	$0.07

Weighted average common shares outstanding	33,869	31,995	33,482	31,293
Stock options and restricted stock	2,733	3,958	2,850	3,697

Diluted weighted-average common equivalent shares outstanding	36,602	35,953	36,332	34,990

* Stock-based compensation has been included in the following line items:

Cost of revenue	$76	$149	$249	$373
Research and development	1,471	1,326	4,074	3,379
Selling, general and administrative	1,787	1,748	5,141	4,296

Total	$3,334	$3,223	$9,464	$8,048

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (in thousands, except per share amounts)

Net income	$10,457	$8,993	$20,992	$2,298

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,334	$3,223	$9,464	$8,048
Patent litigation settlement	—	—	—	9,800
Reversal of lease write-off	—	—	—	(540)
Tax effect	(1,679)	(2,490)	(3,603)	(3,108)

Non-GAAP net income	$12,112	$9,726	$26,853	$16,498

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:

Basic	$0.36	$0.30	$0.80	$0.53
Diluted	$0.33	$0.27	$0.74	$0.47

Shares used in the calculation of non-GAAP earnings per share:

Basic	33,869	31,995	33,482	31,293
Diluted	36,602	35,953	36,332	34,990

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (in thousands, except per share amounts)

Total operating expenses	$20,070	$17,012	$58,914	$58,867

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,258)	$(3,074)	$(9,215)	$(7,675)
Patent litigation settlement	—	—	—	(9,800)
Reversal of lease write-off	—	—	—	496

Non-GAAP total operating expenses	$16,812	$13,938	$49,699	$41,888

2008 Fourth Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands)

	Three months ended December 31, 2008
	Low	High
R&D and SG&A	$18,600	$19,600

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,400)	(3,800)

Non-GAAP R&D and SG&A	$15,200	$15,800